                                                                    EXHIBIT 11.1

                 CONTINENTAL CABLEVISION, INC. AND SUBSIDIARIES
                         COMPUTATION OF LOSS PER SHARE

                                                                                         PERIOD        PERIOD
                                                                                       JANUARY 1,   NOVEMBER 15,
                                                              TWELVE MONTHS ENDED         1996          1996
                                                                  DECEMBER 31,          THROUGH       THROUGH
                                                            ------------------------  NOVEMBER 14,  DECEMBER 31,
                                                               1994         1995          1996          1996
                                                            -----------  -----------  ------------  ------------
                                                                  (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Loss Before Extraordinary Item............................  $   (68,576) $  (112,027)  $ (290,123)   $  (40,740)
Extraordinary Item, Net of Income Taxes...................      (18,265)          --           --            --
                                                            -----------  -----------  ------------  ------------
Net Loss..................................................  $   (86,841) $  (112,027)  $ (290,123)   $  (40,740)
Preferred Stock Preferences...............................      (36,800)     (39,802)     (37,606)           --
                                                            -----------  -----------  ------------  ------------
Loss Applicable to Common Stockholders....................  $  (123,641) $  (151,829)  $ (327,729)   $  (40,740)
                                                            -----------  -----------  ------------  ------------
                                                            -----------  -----------  ------------  ------------

Primary Loss per Common Share:
  Loss Before Extraordinary Item..........................  $      (.92) $     (1.22)  $    (2.21)   $ (407,400)
  Extraordinary Loss......................................         (.16)          --           --            --
                                                            -----------  -----------  ------------  ------------
    Primary Loss per Common Share.........................  $     (1.08) $     (1.22)  $    (2.21)   $ (407,400)
                                                            -----------  -----------  ------------  ------------

Fully Dilutive Loss per Common Share:
  Loss Before Extraordinary Item..........................  $      (.92) $     (1.22)  $    (2.21)   $ (407,400)
  Extraordinary Loss......................................         (.16)          --           --            --
                                                            -----------  -----------  ------------  ------------
    Fully Dilutive Loss per Common Stock..................  $     (1.08) $     (1.22)  $    (2.21)   $ (407,400)
                                                            -----------  -----------  ------------  ------------
                                                            -----------  -----------  ------------  ------------

Average number of Common Shares used:
  In Primary Calculation..................................      114,334      124,882      148,580        *
                                                            -----------  -----------  ------------  ------------
                                                            -----------  -----------  ------------  ------------
  In Fully Diluted Calculation............................      114,334      124,882      148,580        *
                                                            -----------  -----------  ------------  ------------
                                                            -----------  -----------  ------------  ------------

------------------------

* 100 Shares outstanding as of December 31, 1996